Exhibit 99.1

—   Travelport Announces Second Quarter 2009 Results   —

Second Quarter Summary:

•	Net Revenue of $592 million and EBITDA of $183 million.
•	Adjusted Net Revenue of $593 million and Adjusted EBITDA of $179 million, representing a (16)% and (12)% decrease as compared to the second quarter of 2008, respectively.
•	Generated $134 million in Cash from Operations in the six months ended June 30, 2009.
•	From January 2008 through July 2009, Travelport Limited and its parent companies repurchased, in the aggregate, over $1.0 billion of debt at a discount in the respective amounts set forth below:

• Travelport Limited repurchased over $190 million of Travelport Limited and its subsidiaries debt at a discount.

• Travelport Holdings Limited and Travelport Worldwide Limited, Travelport Limited’s parent companies,  repurchased over $835 million of Travelport Holdings Limited debt at a discount, funded primarily by distributions from Travelport Limited.

NEW YORK, NY, August 6, 2009  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the second quarter ended June 30, 2009.  Travelport recognized Net Revenue of $592 million and Adjusted Net Revenue of $593 million for the second quarter of 2009, representing a (16)% decrease in Adjusted Net Revenue as compared to the same period last year.  Travelport achieved EBITDA of $183 million and Adjusted EBITDA of $179 million in the second quarter of 2009, representing a decrease of (12)% in Adjusted EBITDA as compared to the same period last year.

Travelport Consolidated

($ in millions)

	2Q 2009	2Q 2008	Change*		% Change*
Net Revenue	$592	$703	$(111)		(16)%
Adjusted Net Revenue	$593	$704	$(111)		(16)%
EBITDA	$183	$187	$(4)		(2)%
Adjusted EBITDA	$179	$203	$(24)		(12)%
Adjusted EBITDA Margin %	30.2%	28.8%	135	bps	5%

* May not calculate due to rounding

Travelport CEO and President, Jeff Clarke, stated:  “Low travel volumes continue to weigh negatively upon our earnings as a result of the global recessionary environment.  Despite the difficult environment, Travelport continues to aggressively invest in the next generation of our products and expansion into new markets.  Furthermore, we are pleased with our and our parent companies’ repurchases of debt at a discount since January 2008, which has resulted in over a $1 billion reduction in debt at Travelport Limited and its parent companies combined.  Travelport’s financial condition remains strong which enables us to continue to better position and invest in the company for the future.”

Mike Rescoe, Travelport CFO, stated: “We continue to optimize our cost structure and, as of the end of the second quarter, we completed actions that achieved Worldspan synergy savings in excess of $165 million.  Furthermore, we continue to optimize our capital structure with an additional $10 million of our debt retired at a discount in the second quarter and our parent company’s retirement of over $250 million of debt at a discount, a transaction that settled in early July 2009.  Since January 2008, we have repurchased over $190 million of our debt at a discount, and Travelport Holdings Limited and Travelport Worldwide Limited, our parent companies, have repurchased approximately $835 million of Travelport Holdings Limited debt at a discount, funded primarily by distributions from us.  In addition, in the second quarter, we repaid $263 million in borrowings under our revolving credit facility and once again have the entire $270 million of liquidity available.  Despite the tight credit environment, we believe our access to the capital markets remains strong as evidenced by our ability to borrow an additional $150 million in term loans in a transaction that was oversubscribed during the quarter.  For the six months ended June 30, 2009, Travelport generated $134 million in cash from operations and ended the period with $283 million in cash and cash equivalents.”

Financial Highlights Second Quarter 2009

GDS

($ in millions)

	2Q 2009	2Q 2008	Change*		% Change*
Net Revenue	$515	$592	$(77)		(13)%
Adjusted Net Revenue	$516	$593	$(77)		(13)%
EBITDA	$167	$161	$6		4%
Adjusted EBITDA	$173	$184	$(11)		(6)%
Adjusted EBITDA Margin %	33.5%	31.0%	250	bps	8%

* May not calculate due to rounding

Net Revenue and EBITDA for our GDS business were $515 million and $167 million, respectively, for the second quarter of 2009.  Adjusted Net Revenue and Adjusted EBITDA for our GDS business were $516 million and $173 million, respectively, for the second quarter of 2009.  This resulted in a (13)% reduction in Adjusted Net Revenue and a (6)% reduction in Adjusted EBITDA as compared to the second quarter of 2008.  Lower revenue resulted from a (15)% decline in segments, offset by higher yield per segment compared to the second quarter of 2008.   Operating expenses, excluding agency inducements and commissions, reduced by $(27) million, or (16)%, compared to the second quarter of 2008 which included $(10) million of favorable currency changes and an $(8) million recovery on a disputed commercial agreement.

GTA

($ in millions)

	2Q 2009	2Q 2008	Change*		% Change*
Net Revenue	$77	$111	$(34)		(31)%
Adjusted Net Revenue	$77	$111	$(34)		(31)%
EBITDA	$21	$36	$(15)		(42)%
Adjusted EBITDA	$22	$36	$(14)		(39)%
Adjusted EBITDA Margin %	28.6%	32.4%	(386	)bps	(12)%

* May not calculate due to rounding

Net Revenue and EBITDA for GTA were $77 million and $21 million, respectively, for the second quarter of 2009.  Adjusted Net Revenue and Adjusted EBITDA for GTA for the second quarter of 2009 were $77 million and $22 million, respectively, representing a $(34) million decline in Adjusted Revenue and a $(14) million decrease in Adjusted EBITDA compared to the second quarter of 2008.  Global Total Transaction Value (“TTV”) declined (26)% in the quarter, driven by (16)% fewer room nights and unfavorable currency changes.  Operating expenses for GTA decreased $(13) million, or (21)%, during the second quarter of 2009 driven by cost reductions and favorable currency changes, offset by a $4 million increase in bad debts.

Corporate and Other

Travelport incurred Adjusted Corporate and Other expenses of $16 million for the second quarter of 2009, representing a $(1) million decrease compared to the second quarter of 2008.  Net Interest Expense was $72 million in the quarter, a $20 million increase from the second quarter of 2008, due to $25 million in non-cash mark-to-market changes between the second quarter of 2009 and 2008 on our interest rate derivatives.  Excluding the impact of the non-cash activities, net interest expense decreased by $(5) million as compared to the second quarter of 2008.

During the first half of 2009, Travelport generated $134 million in cash from operations, a $(19) million decrease from the same period in 2008, and used $(19) million in cash to fund capital investments.  In addition, Travelport borrowed $150 million in additional term loans during the period while repaying the entire amount outstanding under its revolving credit facility.  The Company ended June with $283 million in cash and cash equivalents.  Subsequent to the end of the first half, Travelport distributed $152 million to its parent company to fund the repurchase of a portion of its outstanding PIK loans at a discount.

Orbitz Worldwide

Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport accounts for its investment in Orbitz Worldwide under the equity method of accounting.  During the second quarter of 2009, Travelport recorded $5 million in income from its investment in Orbitz Worldwide, an $8 million improvement from the prior year.

Conference Call/Webcast

The Company’s second quarter 2009 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (ET), and through a limited number of listen-only, dial-in conference lines.  The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 888-713-4218 in the United States and 617-213-4870 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 94677028.  A replay of the conference call will be available August 6, 2009 at 2:00 p.m. (ET) through August 13, 2009. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 63066452.

About Travelport

Travelport is one of the world’s largest travel conglomerates offering broad based business services to companies operating in the global travel industry. Travelport is comprised of the global distribution system (GDS) business that includes the Worldspan and Galileo brands; GTA, a leading global, multi-channel provider of hotel and ground services; IT Services and Software, which hosts mission critical applications and provides business and data analysis solutions for major airlines. With 2008 revenues of $2.5 billion, Travelport operates in 160 countries and has over 5,500 employees.  Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters, health concerns such as the swine flu and other diseases, the current crisis in the global credit and financial markets and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; our ability to successfully integrate acquired businesses and realize anticipated benefits of past and future acquisitions, including the Worldspan acquisition; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings and operational synergies from our re-engineering efforts and the Worldspan acquisition; our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships; and our exposure to customer credit risk. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,  important information regarding such measures is contained below.

INVESTOR CONTACT: Tony Basoukeas of Travelport, +44 17 5328 8475, or tony.basoukeas@travelport.com.

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In $ millions and unaudited)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Net revenue	$592	$703	$1,145	$1,369
Costs and expenses
Cost of revenue	286	362	564	702
Selling, general and administrative	127	153	277	336
Restructuring charges	7	5	13	14
Depreciation and amortization	62	62	124	129
Other (income) expense	(5)	5	(5)	5
Total costs and expenses, net	477	587	973	1,186
Operating income	115	116	172	183
Interest expense, net	(72)	(52)	(138)	(138)
Gain on early extinguishment of debt	6	9	6	18
Income from operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	49	73	40	63
Provision for income taxes	(14)	(11)	(14)	(23)
Equity in earnings (losses) of investment in Orbitz Worldwide	5	(3)	(156)	(10)
Net income (loss)	40	59	(130)	30
Less: Net income attributable to non-controlling interest in subsidiaries	(1)	—	(2)	—
Net income (loss) attributable to the Company	$39	$59	$(132)	$30

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA

(In $ millions and unaudited)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
GDS
Net revenue	$515	$592	$1,026	$1,184
Segment EBITDA (b)	167	161	319	325
GTA
Net revenue	77	111	119	185
Segment EBITDA	21	36	10	45
Corporate and other
EBITDA (a)(b)	(5)	(10)	(27)	(40)
Consolidated Totals
Net revenue	$592	$703	$1,145	$1,369
EBITDA	$183	$187	$302	$330

(a)                                  Corporate and other includes corporate general and administrative costs not allocated to the segments.

(b)                                 As of January 1, 2009 certain operations were transferred from Corporate and other to the GDS segment.  The costs associated with these operations in 2008 have been adjusted from Corporate and other to the GDS segment for consistency with the current year presentation.

Provided below is a reconciliation of EBITDA to income from operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide:

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
EBITDA	$183	$187	$302	$330
Interest expense, net	(72)	(52)	(138)	(138)
Depreciation and amortization	(62)	(62)	(124)	(129)
Income from operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	$49	$73	$40	$63

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management.  Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to include the impact of deferred revenue previously written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as income from operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide, depreciation and amortization and interest expense, net.  Adjusted EBITDA is defined as EBITDA adjusted to exclude the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(In $ millions and unaudited)

	Three Months Ended June 30, 2009
	GDS	GTA	Corporate & Other	Total*
Net Revenue	$515	$77	$0	$592
Adjustments
Separation from Cendant and Related	1	—	—	1
Total	1	—	—	1
Adjusted Net Revenue*	$516	$77	$0	$593

EBITDA	$167	$21	$(5)	$183
Adjustments	—	—	—	—
Impairment	—	—	—	—
Separation from Cendant and Related	(1)	—	2	1
Non-recurring Items Associated with Travelport Acquisitions	7	(1)	5	11
Restructure and Related	—	3	1	3
Non-cash based compensation	—	—	3	3
Other	—	0	(22)	(21)
Total	7	2	(12)	(4)
Adjusted EBITDA*	$173	$22	$(16)	$179

	Three Months Ended June 30, 2008
	GDS	GTA	Corporate & Other	Total*
Net Revenue	$592	$111	$0	$703
Adjustments
Separation from Cendant and Related	0	—	—	0
Total	0	—	—	0
Adjusted Net Revenue*	$593	$111	$0	$704

EBITDA	$161	$36	$(10)	$187
Adjustments
Impairment	—	—	0	0
Acquired / Disposed EBITDA	5	—	—	5
Separation from Cendant and Related	0	—	2	2
Non-recurring Items Associated with Travelport Acquisitions	18	(1)	3	20
Restructure and Related	0	1	1	2
Non-cash based compensation	—	—	—	—
Other	—	—	(13)	(13)
Total	24	(0)	(7)	16
Adjusted EBITDA*	$184	$36	$(17)	$203

*	Totals may not calculate due to rounding.
—	Not meaningful.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(In $ millions and unaudited)

	Six Months Ended June 30, 2009
	GDS	GTA	Corporate & Other	Total*
Net Revenue	$1,026	$119	$0	$1,145
Adjustments
Separation from Cendant	2	—	—	2
Total	2	—	—	2
Adjusted Net Revenue*	$1,028	$119	$0	$1,146

EBITDA	$319	$10	$(27)	$302
Adjustments	—	—	—	—
Impairment	1	—	—	1
Separation from Cendant and Related	—	—	5	5
Non-recurring Items Associated with Travelport Acquisitions	14	(2)	9	21
Restructure and Related	0	4	1	6
Non-cash based compensation	—	—	3	3
Other	—	0	(22)	(22)
Total	15	3	(4)	14
Adjusted EBITDA*	$334	$12	$(31)	$315

	Six Months Ended June 30, 2008
	GDS	GTA	Corporate & Other	Total*
Net Revenue	$1,184	$185	$0	$1,369
Adjustments
Separation from Cendant	1	—	—	1
Total	1	—	—	1
Adjusted Net Revenue*	$1,185	$185	$0	$1,370

EBITDA	$325	$45	$(40)	$330
Adjustments
Impairment	—	—	0	0
Acquired / Disposed EBITDA	7	—	—	7
Separation from Cendant and Related	1	(0)	3	4
Non-recurring Items Associated with Travelport Acquisitions	39	(2)	15	51
Restructure and Related	(0)	2	2	4
Non-cash based compensation	—	—	—	—
Other	—	—	(20)	(20)
Total	47	(1)	—	46
Adjusted EBITDA*	$371	$44	$(40)	$375

*	Totals may not calculate due to rounding.
—	Not meaningful.

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In $ millions and unaudited)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$283	$345
Accounts receivable, net	400	372
Deferred income taxes	7	7
Other current assets	219	201
Total current assets	909	925
Property and equipment, net	472	491
Goodwill	1,752	1,738
Trademarks and tradenames	500	499
Other intangible assets, net	1,485	1,552
Investment in Orbitz Worldwide	58	214
Other non-current assets	174	151
Total assets	$5,350	$5,570

Liabilities and equity
Current liabilities:
Accounts payable	$145	$140
Accrued expenses and other current liabilities	805	764
Current portion of long-term debt	27	19
Total current liabilities	977	923
Long-term debt	3,647	3,783
Deferred income taxes	234	238
Other non-current liabilities	208	207
Total liabilities	5,066	5,151
Commitments and contingencies
Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding	—	—
Additional paid in capital	1,188	1,225
Accumulated deficit	(904)	(773)
Accumulated other comprehensive loss	(16)	(40)
Total shareholders’ equity	268	412
Equity attributable to non-controlling interest in subsidiaries	16	7
Total equity	284	419
Total liabilities and equity	$5,350	$5,570

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(In $ millions and unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2008
Operating activities
Net income (loss) attributable to the Company	$(132)	$30
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	124	129
(Gain) loss on sale of assets	(5)	5
Provision for bad debts	10	7
Equity based compensation	3	—
Gain on early extinguishment of debt	(6)	(18)
Amortization of debt finance costs	8	11
Gain on interest rate derivative instruments	(3)	(23)
Gain on foreign exchange derivative instruments	(16)	(5)
Equity in losses of investment in Orbitz Worldwide	156	10
Non-controlling interest in subsidiaries	2	—
FASA liability	(17)	(17)
Deferred income taxes	(5)	(6)
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	(33)	(78)
Other current assets	4	(6)
Accounts payable, accrued expenses and other current liabilities	54	129
Other	(10)	(15)
Net cash provided by operating activities	134	153

Investing activities
Property and equipment additions	(19)	(46)
Proceeds from sale of assets	5	—
Acquisition related payments and other	(1)	(2)
Net cash used in investing activities	(15)	(48)

Financing activities
Principal repayments	(277)	(109)
Proceeds from new borrowings	144	—
Debt finance costs	(3)	—
Net share settlement for equity-based compensation	(7)	—
Distribution to a parent company	(42)	—
Net cash used in financing activities	(185)	(109)
Effect of changes in exchange rates on cash and cash equivalents	4	4
Net decrease in cash and cash equivalents	(62)	—
Cash and cash equivalents at beginning of period	345	309
Cash and cash equivalents at end of period	$283	$309

Supplemental disclosure of cash flow information

Interest payments	$131	$154
Income tax payments, net	$17	$18

TRAVELPORT LIMITED

Operating Statistics

(Unaudited)

	Three Month’s Ended June 30th
	2009	2008	Change	% Change
GDS (segments in millions)
Americas Segments	43.5	49.1	(6)	(11)%
International Segments	42.5	52.3	(10)	(19)%
Total Segments	86.0	101.4	(15)	(15)%

GTA (TTV in millions)
Total Transaction Value	$406	$551	$(144)	(26)%